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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-3 No. 333-32475) and related Prospectus of Atmos Energy Corporation for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our report dated November 4, 1996 with respect to the consolidated financial statements of Atmos Energy Corporation included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP

Dallas, Texas
October 16, 1997